Exhibit 10.1

SALES CONTRACT

This Sales Contract is made, signed and came into force on this June 8th day of 2011 by and between:

Private Enterprise “Punchline Brazil.”, the company organized and existing under the laws of Brazil, having its principle place of business at Brazil, Sao Paulo, 1088 Lineu Paula Machado Ave, Suite 202, hereinafter referred to as “Seller”, and Vitas Group, Inc. the company organized and existing under the laws of Nevada, having its principle place of business at Italia #32-81 Y Mariana De Jesus, Quito EC 170102 Ecuador, hereinafter referred to as “Buyer”,

The Seller is a distributor of arcade machines and wishes to promote sale of its Boxing Machines to the Buyer. The Buyer wishes to secure right to purchase Boxing Machines from the Seller and place them in Quito, Ecuador, and The Parties mutually declare that they have the authority and desire to enter into this Contract;

NOW THEREFORE and in consideration of the premises and mutual covenants set out hereinafter, the Parties agreed as follows:

1. THE SUBJECT OF THE CONTRACT

1.1 "Seller" sells and "Buyer" buys Boxing Machines, in quantity according to the Invoice which is made out on each order separately. The minimum quantity is 3 (three) Machines per each order. The Machines under the given Contract will be delivered to Quito, Ecuador at Seller’s expenses.

2. DELIVERY TERMS

2.1 Delivery of the Machines is carried out by separate batches, according to the Invoice. The Sellers undertakes to deliver the Machines to Quito, Ecuador under the present contract not later than 30 days since the moment of reception of an advance payment.

2.2 Within 24 hours after shipment of the Machines to Quito, Ecuador the Seller undertakes to inform the Buyer about shipment.

2.3 The Buyer is obligated to take the Machines and pay in full within 3 (three) business days after informing of shipment.

3. PAYMENT TERMS

3.1 All orders transmitted by Buyer to Seller shall be deemed to be accepted by Seller at the time such orders are received by Seller to the extent that they are in compliance with the terms of this Contract, and Seller shall confirm its receipt and acceptance of each order in written within 3 working days of receipt of the order.

3.2 Currency of payment is US dollars. The advance payment for each order is 50 % and is transacted according to the Invoice. The rest of the payment (50%) is payable after the delivering of Machines to Quito, Ecuador.

4. PACKING, QUALITY OF THE GOODS AND THE GUARANTEE OF THE SELLER

4.1 The Machines should be shipped in the standard packing. The Seller bears the responsibility for the losses connected to damage of a cargo as a result of his wrong packing.

4.2 Acceptance of the goods on quality is made within 7 days from the moment of reception of the goods in Quito, Ecuador.

4.3 In case of delivery of the poor-quality or damaged Machines the Seller within 45 days from shipping date undertakes to replace these machines. The transport and other charges connected with replacement of the poor-quality goods are carried by the Seller.

4.4 The Seller guarantees, that the quality of the goods will be as the samples, which was presented by the Seller to the Buyer.

4.5 All Boxing Machines have one year manufacturer warranty.

5. THE PRICE AND THE TOTAL SUM OF THE CONTRACT

5.1 The total sum of the Contract is 200,000 US dollars (TWO HUNDRED THOUSAND DOLLARS).

5.2 The price is $4,000 (Four thousand) for each Boxing Machine. The Price for the Boxing Machine sold under the present contract, is fixed and includes delivery to Quito, Ecuador. Packing, marks, loading, import customs charges are included into the price. Currency of the Contract is US dollars.

6. TERM AND TERMINATION

6.1 This Contract becomes valid since the moment of signing till its complete fulfillment.

6.2 No addition or modification to this Contract shall be valid unless made in writing.

7.  INSURANCE

7.1The Seller is responsible to cover expenses for insurance of the goods.

8. FORCE MAJEURE

8.1 The Parties consider the force majeure circumstances as insuperable acts, for example: war, fire, flood, acts of authorities, which prevent execution of the conditions of the Contract, other circumstances, which do not depend on will of each Party. The Parties are freed from responsibility at such circumstances, which should be certified by the competent state authorities.

8.2 The Party, which fails to fulfill its obligations because of the force majeure circumstances, has to inform the other Party not later than after 3 days from the beginning of such circumstances.

9. ARBITRATION

9.1. All disputes and the disagreements, able to arise from the present contract or in connection with it will be whenever possible to be solved by negotiations (peace talks) between the Parties.

9.2 In case the Parties will not come to the agreement is subject to the International Commercial Arbitration Court at the Brazilian Chamber of Commerce.

The Seller:	The Buyer:
/S/ Guilherme Oliveira Guilherme Oliveira President	/S/ Irina Tchernikova Irina Tchernikova President